Exhibit 3.2
AMENDED AND RESTATED BYLAWS OF
JACOBS SOLUTIONS INC.
(A DELAWARE CORPORATION)
July 31, 2025
ARTICLE I
OFFICES
SECTION 1.1 REGISTERED OFFICE. The registered office of Jacobs Solutions Inc. (hereinafter called the “Corporation”) in the State of Delaware shall be at 1209 Orange Street, Wilmington, and the name of the registered agent at that address shall be The Corporation Trust Company.
SECTION 1.2 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at 1999 Bryan Street, Suite 3500, Dallas, Texas. The Board of Directors (hereinafter called the “Board”) is hereby granted full power and authority to change said principal office from one location to another.
SECTION 1.3 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
SECTION 2.1 ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings shall be held at such time and date as the Board shall determine by resolution. At any annual meeting of the stockholders, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly made at the annual meeting, by or at the direction of the Board or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these Bylaws. For nominations of persons for election to the Board or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board through the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these Bylaws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) (or any successor rule) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.
SECTION 2.2 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Board, by a committee of the Board that has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these Bylaws, include the power to call such meetings or by the Chair of the Board. Unless otherwise prescribed by statute or by the Certificate of Incorporation, special meetings may not be called by any other person or persons. At any special meeting of the stockholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board or (b) otherwise properly brought before the special meeting, by or at the direction of the Board. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice of such special meeting through the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the procedures set forth in these Bylaws as to such nomination. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act (or any successor rule) and included in the Corporation’s notice of meeting).
SECTION 2.3 PLACE OF MEETINGS. All meetings of the stockholders shall be held (a) at such places, within or without the State of Delaware and/or (b) by means of remote communication, in each case, as may from time to time be designated by the person or persons calling the respective meeting pursuant to and in accordance with these Bylaws and specified in the respective notices thereof delivered pursuant to and in accordance with these Bylaws.
SECTION 2.4 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or entitled to express consent to corporate action in writing without a meeting pursuant to Article IX of the Certificate of Incorporation, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) nor less than ten (10) days prior to any other action.
If the Board does not so fix a record date, then: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders for any other purpose shall be at the day on which the first written consent is expressed; (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board may fix a new record date for the adjourned or postponed meeting.
SECTION 2.5 NOTICE OF MEETINGS. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to the stockholder personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to the stockholder at the address furnished by the stockholder to the Secretary of the Corporation (the “Secretary”) for such purpose or, if the stockholder shall not have furnished to the Secretary an address for such purpose, then at the address of the stockholder last known to the Secretary, or by a form of electronic transmission consented to by the stockholder to whom the notice is given, except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware (the “DGCL”) (or any successor provision).
Any consent to receive notice by electronic transmission shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Notice given as provided above shall be deemed given to the stockholder as follows: (i) if by personal delivery, when delivered to the stockholder; (ii) if by mail, when deposited in the United States mail; (iii) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (iv) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (v) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and (vi) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholders who shall attend such meeting in person or by proxy, except as for stockholders who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned or postponed meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment or postponement is taken.
SECTION 2.6 ADVANCE NOTICE OF STOCKHOLDER NOMINEES; OTHER BUSINESS.
(a) Annual Meeting of Stockholders.
(i) Without qualification or limitation, subject to Section 2.6(c)(iv) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.1 of these Bylaws, the stockholder must have given timely notice thereof in proper written form (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 2.7 of these Bylaws) and timely updates and supplements thereof in writing to the Secretary in accordance with this Section 2.6 and such other business must otherwise be a proper matter for stockholder action.
(ii) Except for nominations that are included in the Corporation’s proxy statement for any annual meeting of stockholders pursuant to Section 2.6(d) below, to be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the opening of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so received not earlier than the opening of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased by the Board, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.6(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(iii) In addition, to be timely, a stockholder’s notice required by this Section 2.6(a) shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
(iv) The obligation of a stockholder or proposed nominee to provide information or an update pursuant to this Section 2.6(a) shall not limit the Corporation’s rights with respect to any deficiencies in any notice or information provided by such person, extend any applicable deadlines under this Section 2.6(a) or enable or be deemed to permit such person to amend or update any nomination or proposal, as applicable, or to submit any new nomination or proposal, including by substituting or adding nominees or proposals, as applicable. A stockholder may not, after the last day on which a notice would be timely under this Section 2.6(a), cure in any way any defect preventing the submission of a proposal or nomination of a proposed nominee.
(b) Special Meetings of Stockholders.
(i) Subject to Section 2.6(c)(iv) of these Bylaws, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) to be elected as specified in the Corporation’s notice calling the meeting pursuant to Section 2.2 of these Bylaws, provided that the stockholder gives timely notice thereof in proper written form (including the completed and signed questionnaire, representation and agreement required by Section 2.7 of these Bylaws) and timely updates and supplements thereof in writing to the Secretary in accordance with this Section 2.6. In order to be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the opening of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
(ii) In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
(iii) The obligation of a stockholder or proposed nominee to provide information or an update pursuant to this Section 2.6(b) shall not limit the Corporation’s rights with respect to any deficiencies in any notice or information provided by such person, extend any applicable deadlines under this Section 2.6(b) or enable or be deemed to permit such person to amend or update any nomination or to submit any new nomination, including by substituting or adding nominees. A stockholder may not, after the last day on which a notice would be timely under this Section 2.6(d), cure in any way any defect preventing the submission of a nomination of a proposed nominee.
(c) Stockholder’s Notice.
(i) To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.1 or 2.2 of these Bylaws) to the Corporation must include the following, as applicable:
(A) As to the stockholder giving the notice and any Stockholder Associated Person, a stockholder’s notice must set forth:
(1) the name and address of such person, (including, if applicable, as they appear on the Corporation’s books);
(2) (a) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such person; (b) the dates such shares were acquired; and (c) evidence of such beneficial or record ownership;
(3) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any security of the Corporation or with a value derived in whole or in part from the value of any security of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in security of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any security of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any security of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying securities of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether such person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned, held or entered into by such person;
(4) a description of any agreement, arrangement or understanding pursuant to which such person has received any financial assistance, funding or other consideration from any other person with respect to the investment by such person in the Corporation;

(5) a description of all agreements, arrangements and understandings between such stockholder, Stockholder Associated Person and any other person or entity (including their names) in connection with the nomination or proposal, including, without limitation (A) any proxy, contract, arrangement, understanding, or relationship pursuant to which such person has a right to vote any class or series of shares of the Corporation and (B) any other agreements that would be required to be disclosed by such person or any other person or entity pursuant to Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (or any successor item) (regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder, any Stockholder Associated Person or other person or entity);
(6) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such person, the intent purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any security of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to any security of the Corporation, or that provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of the securities of the Corporation (any of the foregoing, “Short Interests”);
(7) any rights to dividends on the shares of the Corporation owned beneficially by such person that are separated or separable from the underlying shares of the Corporation;
(8) any proportionate interest in securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or similar entity;
(9) any direct or indirect interest of such person in any contract with, or any litigation involving, the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
(10) any material interest of such person in the nomination or proposal to be brought at the meeting;
(11) a representation from such person as to whether such person or any beneficial owner on whose behalf such person is acting intends or is part of a group (providing the name and address of each participant) which intends (A) to deliver a proxy statement to and/or form of proxy with holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each proposed nominee, (B) otherwise to solicit proxies in support of such nomination or proposal, and/or (C) to solicit the holders of the Corporation’s shares in accordance with Rule 14a-19 under the Exchange Act (or any successor rule); and
(12) any other information relating to such person that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or any successor provision);
(B) If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth:
(1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and
(2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the language of the proposed amendment);
(C) As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth:
(1) the name, age, business address and residence address of such proposed nominee;
(2) the principal occupation or employment of such proposed nominee;
(3) (a) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such proposed nominee; (b) the dates such shares were acquired; (c) evidence of such beneficial or record ownership; and (d) any Derivative Instruments or Short Interests, directly or indirectly, owned, held or entered into by such proposed nominee;
(4) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (or any successor provision) (including such person’s written consent to being named in the proxy statement as a nominee and a written statement of intent to serve as a director for the full term if elected); and
(5) a description of all direct and indirect compensation, payment, reimbursement, indemnification, financial and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such proposed nominee, the stockholder giving the notice, any

Stockholder Associated Person and any other person or entity (including their names) in connection with such proposed nominee’s nomination or service or action as a director, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K (or any successor item) if the stockholder giving the notice and any Stockholder Associated Person were the “registrant” for purposes of such item and the proposed nominee were a director or executive officer of such registrant;
(6) details of any positions where such proposed nominee has served as an officer or director of any Competitor of the Corporation, within the three (3) years preceding the submission of the stockholder’s notice; and
(7) details of any relationship between such proposed nominee and any person or entity that would require disclosure on Schedule 13D as if such proposed nominee was required to file a Schedule 13D with respect to the Corporation; and
(D) With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board, a stockholder’s notice must, in addition to the matters set forth in paragraphs (A) and (C) above, also include a completed and signed (i) questionnaire and (ii) representation and agreement as required by Section 2.7 of these Bylaws. The Corporation may require any proposed nominee to deliver to the Secretary, within five (5) business days of any such request, such other information as may reasonably be required by the Corporation (x) to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation under the rules and listing standards of the primary stock exchange on which the Corporation’s shares of common stock are traded, any applicable rules of the Securities and Exchange Commission (the “SEC”) or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on the audit committee, compensation committee and any other committees of the Board (collectively, the “Independence Standards”), (y) to determine whether such nominee qualifies as an “audit committee financial expert” under any applicable securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter, or (z) that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(ii) For purposes of these Bylaws, (A) “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act (or any successor provisions); (B) “Stockholder Associated Person” of any stockholder providing notice shall mean (i) any person who is a member of a “group” (as such term is used in Rule 13d 5 of the Exchange Act (or any successor rule)) with such stockholder with respect to acquiring, holding, voting or disposing of any securities of the Corporation, (ii) any beneficial owner of shares of capital stock of the Corporation on whose behalf the nomination or proposal is being made (other than a stockholder that is a depositary), (iii) any affiliate or associate of such stockholder or any such beneficial owner, (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder, beneficial owner or any Stockholder Associated Person in respect of any nomination or proposal, as applicable, and (v) any proposed nominee; (C) “Competitor” shall mean any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates; and (D) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act.
(iii) Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act (or any successor rule) with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or any successor rules) (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, even if the Corporation has received proxies or votes in respect of such nomination (which proxies and votes shall also be disregarded). If a stockholder provides notice pursuant to Rule 14a-19(b) or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder, such stockholder must provide in writing to the Secretary, no later than five (5) business days prior to the applicable meeting of stockholders, reasonable evidence that it has met the requirements of Rule 14a-19 under the Exchange Act.
(iv) Any stockholder directly or indirectly soliciting proxies from other stockholders in respect of any nomination or proposal must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
(v) Notwithstanding the provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.7 of these Bylaws.
(vi) Nothing in these Bylaws shall be deemed to affect any rights (1) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule

14a-8 under the Exchange Act (or any successor rule) or (2) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.
(vii) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal, and such nomination or other proposal shall be disregarded. Unless otherwise required by law, if the stockholder giving the notice (or a qualified representative thereof) does not appear at the applicable meeting to present the nomination or proposal set forth in such stockholder’s notice pursuant to this Section 2.6, then the Corporation need not present such nomination or proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(d) Inclusion of Proxy Access Nominee in Proxy Statement
(i) Subject to the provisions of this Section 2.6(d), if expressly requested in a properly submitted Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders):
(A) the name of any person nominated for election (the “Proxy Access Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Nominating Person (as defined below);
(B) disclosure about the Proxy Access Nominee and the Nominating Person required under the rules of the SEC or other applicable law to be included in the proxy statement;
(C) any statement included by the Nominating Person in the Nomination Notice for inclusion in the proxy statement in support of the Proxy Access Nominee’s election to the Board (subject, without limitation, to Section 2.6(d)(v)(B)) if such statement does not exceed five hundred (500) words; and
(D) any other information that the Corporation or the Board determines, in their discretion, to include in the proxy statement relating to the nomination of the Proxy Access Nominee, including, without limitation, (1) any statement in opposition to the nomination, (2) any of the information provided pursuant to this Section 2.6(d) and (3) any solicitation materials or related information with respect to the Proxy Access Nominee.

For purposes of this Section 2.6(d), any determination to be made by the Board may be made by the Board, a committee of the Board, or any officer of the Corporation designated by the Board or a committee of the Board and any such determination shall be final and binding on the Corporation, any Nominating Person, any Eligible Holder, any Proxy Access Nominee and any other person so long as made in good faith (without any further requirements).
(ii) Maximum Number of Proxy Access Nominees.
(A) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Proxy Access Nominees than that number of directors constituting the greater of (i) two (2) or (ii) twenty percent (20%) of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.6(d) (rounded down to the nearest whole number) (the “Maximum Number”). In the event that one (1) or more vacancies for any reason occurs on the Board after the deadline set forth in Section 2.6(d)(iv) below but before the date of the annual meeting, and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number for a particular annual meeting shall be reduced by (1) Proxy Access Nominees who are subsequently withdrawn or who cease to satisfy the eligibility requirements of this Section 2.6(d), (2) Proxy Access Nominees that the Board itself decides to nominate for election at such annual meeting and (3) the number of incumbent directors of the Corporation who had been Proxy Access Nominees with respect to any of the preceding two (2) annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board.
(B) If the number of Proxy Access Nominees pursuant to this Section 2.6(d) for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Person will select one (1) Proxy Access Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Person’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Person has selected one (1) Proxy Access Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.6(d)(iv), a Nominating Person becomes ineligible or withdraws its nomination or a Proxy Access Nominee becomes unwilling to serve on the Board, whether before or after the mailing of the proxy statement, then the nomination shall be disregarded, and the Corporation (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Proxy Access Nominee or any successor or replacement nominee proposed by the Nominating Person or by any other Nominating Person and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Proxy Access Nominee will not be included as a Proxy Access Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.
(iii) Eligibility of Nominating Person.
(A) An “Eligible Holder” is a person who has either (1) been a record holder of the shares of stock used to satisfy the eligibility requirements in this Section 2.6(d)(iii) continuously for the three (3)-year period specified in Section 2.6(d)(iii)(B) below or (2) provides to a Secretary , within the time period referred to in Section 2.6(d)(iv), evidence of continuous ownership of such shares for such three (3)-year period from one (1) or more securities intermediaries in a form that the Board determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).
(B) An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 2.6(d) only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s stock throughout the three (3) year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Each Eligible Holder or group of up to twenty (20) Eligible Holders that submits a nomination in accordance with this Section 2.6(d) and has satisfied, as determined by the Board, all applicable conditions and complied with all applicable procedures set forth in this Section 2.6(d) is a “Nominating Person”. A group of funds that are (1) under common management and investment control, (2) under common management and funded primarily by a single employer or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (or any successor provision), shall be treated as one (1) Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in clauses (1), (2) or (3) of this Section 2.6(d)(iii)(B). For the avoidance of doubt, in the event of a nomination by a Nominating Person that includes more than one (1) Eligible Holder, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 2.6(d), including the minimum holding period, shall apply to each individual Eligible Holder comprising the Nominating Person; provided, however, that the Minimum Number shall apply to the ownership of the Nominating Person in the aggregate. Should any Eligible Holder withdraw from a group of Eligible Holders constituting a Nominating Person at any time prior to the annual meeting of stockholders, the Nominating Person shall only be deemed to own the shares held by the remaining Eligible Holders. As used in this Section 2.6(d), any reference to a “group” or “group of Eligible Holders” refers to any Nominating Person that consists of more than one (1) Eligible Holder and to all the Eligible Holders that make up such Nominating Person.
(C) The “Minimum Number” of shares of the Corporation’s stock means three percent (3%) of the number of outstanding shares of capital stock entitled to vote in the election of directors as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.
(D) For purposes of this Section 2.6(d), an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (a) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (b) purchased by such Eligible Holder or any of its affiliates but the purchase has not yet been settled or closed, (c) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (d) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.
An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares within a reasonable period of time and will recall such loaned shares as of the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board.

(E) No Eligible Holder shall be permitted to be a part of more than one (1) group of Eligible Holders constituting a Nominating Person, and if any Eligible Holder appears as a member of more than one (1) group, such Eligible Holder shall be deemed to be a member of the group of Eligible Holders that has the largest ownership position as reflected in the Nomination Notice.
(iv) Nomination Notice. To nominate a Proxy Access Nominee, the Nominating Person must, no later than the close of business on the one hundred and twentieth (120th) day nor earlier than the opening of business on the one hundred and fiftieth (150th) day prior to the one-year anniversary of the date (as stated in the Corporation’s proxy materials) that the Corporation’s definitive proxy statement was first delivered to stockholders in connection with the preceding year’s annual meeting of stockholders, submit to the Secretary at the principal executive offices of the Corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that in the event the annual meeting of stockholders is held more than thirty (30) days before or more than sixty (60) days after the anniversary of the preceding year’s annual meeting of stockholders, or if no annual meeting of stockholders was held in the preceding year, to be timely, the Nomination Notice shall be given in the manner provided herein not later than the close of business on the later of the one hundred and twentieth (120th) day prior to the scheduled date of such annual meeting of stockholders or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made:
(A) One (1) or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within three (3) business days of the date the Nomination Notice is received by the Corporation, the Nominating Person owns, and has owned continuously for the three (3)-year period prior to the date of such Nomination Notice, the Minimum Number of shares, and the Nominating Person’s agreement to provide (1) within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Person’s continuous ownership of the Minimum Number of shares through the record date and (2) immediate notice if the Nominating Person ceases to own the Minimum Number of shares prior to the date of the applicable annual meeting;
(B) Documentation satisfactory to the Corporation demonstrating that a group of funds qualifies to be treated as one stockholder or person for purposes of Section 2.6(d)(iii)(B), if applicable;
(C) A Schedule 14N (or any successor form) relating to the Proxy Access Nominee, completed and filed with the SEC by the Nominating Person as applicable, in accordance with SEC rules;

(D) A written notice of the nomination of such Proxy Access Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Person (including each group member):
(1) with respect to the Nominating Person, the information required pursuant to Section 2.6(c)(i)(A) of these Bylaws;
(2) with respect to each Proxy Access Nominee, the information required with respect to the nomination of directors pursuant to Section 2.6(c)(i)(C)-(D) of these Bylaws (including the completed and signed questionnaire and representation and agreement required by Section 2.7 of these Bylaws);
(3) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
(4) a representation, warranty and/or undertaking, as applicable, that the Nominating Person (including each member of any group of Eligible Holders that together is a Nominating Person):
(a) intends to continue to satisfy the eligibility requirements described in Section 2.6(d)(iii) through the date of the annual meeting and currently intends in good faith to continue to hold the Minimum Number of shares for at least one (1) year following the annual meeting;
(b) did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;
(c) has not and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to its Proxy Access Nominee or any nominee of the Board;
(d) has not and will not use or distribute any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Proxy Access Nominee at the annual meeting;
(e) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 2.6(d);
(f) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, as applicable and do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and
(g) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting;
(5) a representation and warranty that the Proxy Access Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s shares of common stock are traded;
(6) a representation and warranty that the Proxy Access Nominee:
(a) is not aware of any information that would make the Proxy Access Nominee fail to be deemed independent under, and otherwise qualifies as independent under the Independence Standards;
(b) is not aware of any information that would make the Proxy Access Nominee fail to be a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); and
(c) is not the subject of a pending criminal proceeding, and is not and has not been convicted in a criminal proceeding within the past ten (10) years or subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Proxy Access Nominee;
(7) details of any shares of the Corporation owned by the Proxy Access Nominee that are (a) pledged by the Proxy Access Nominee or otherwise subject to a lien, charge or other encumbrance or (b) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Proxy Access Nominee, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Proxy Access Nominee’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Proxy Access Nominee;
(8) if desired, a statement for inclusion in the proxy statement in support of the Proxy Access Nominee’s election to the Board, provided that such statement shall not exceed five hundred (500) words and shall fully comply with Section 14 of the Exchange Act (or any successor provision), including Rule 14a-9 (or any successor rule); and

(9) in the case of a nomination by a Nominating Person comprised of a group, the designation by all such Eligible Holders of one (1) Eligible Holder that is authorized to act on behalf of the Nominating Person with respect to matters relating to the nomination, including withdrawal of the nomination;
(E) An executed agreement, in a form deemed satisfactory by the Board, pursuant to which the Nominating Person (including, in the case of a group, each Eligible Holder in that group) agrees:
(1) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;
(2) to file any written solicitation or other communication with the Corporation’s stockholders relating to the annual meeting at which the Proxy Access Nominees will be nominated with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;
(3) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Person with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;
(4) to indemnify and hold harmless (jointly with all other Eligible Holders, in the case of a group of Eligible Holders that together purports to be a Nominating Person) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to (i) the Nominating Person’s nomination and/or efforts to elect its Proxy Access Nominee(s) pursuant to this Section 2.6(d) or (2) a failure or alleged failure of the Nominating Person or any of its Proxy Access Nominees to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 2.6(d); and
(5) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Person (including with respect to any Eligible Holder included in a group), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Person (including any Eligible Holder included in a group) has failed to continue to satisfy the eligibility requirements described in Section 2.6(d)(iii), to promptly (and in any event within forty-eight (48) hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and
(F) An executed agreement, in a form deemed satisfactory by the Board, by the Proxy Access Nominee:
(1) to provide to the Corporation such other information as it may reasonably request; and
(2) that the Proxy Access Nominee has read and agrees, if elected, to serve as a member of the Board, to adhere to the Corporation’s Code of Conduct and Code of Business Conduct and Ethics for Members of the Board of Directors and any other Corporation policies and guidelines applicable to directors.
The information and documents required by this Section 2.6(d)(iv) shall be (1) provided with respect to and executed by each Eligible Holder or, in the case of a Nominating Person comprised of a group of Eligible Holders, each Eligible Holder in that group; and (2) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Person or Eligible Holder that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.6(d)(iv) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) shall have been received by the Secretary.
In addition, to be timely, the Nomination Notice required by this Section 2.6(d) shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such Nomination Notice shall be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
The obligation of a Nominating Person or Proxy Access Nominee to provide information or an update pursuant to this Section 2.6(d) shall not limit the Corporation’s rights with respect to any deficiencies in the Nomination Notice or information provided by such person, extend any applicable deadlines under this Section 2.6(d) or enable or be deemed to permit such person to amend or update any nomination or to submit any new nomination, including by substituting or adding Proxy Access Nominees. A stockholder may not, after the last day on which a Nomination Notice would be timely under this Section 2.6(d), cure in any way any defect preventing the nomination of a Proxy Access Nominee.
(v) Exceptions.
(A) Notwithstanding anything to the contrary contained in this Section 2.6(d), the Corporation may omit from its proxy statement any Proxy Access Nominee and any information concerning such Proxy Access Nominee (including a Nominating Person’s statement in support) and no vote on such Proxy Access Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Person may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Proxy Access Nominee, if:
(1) the Corporation receives a timely notice pursuant to Section 2.6(a) of these Bylaws that any stockholder intends to nominate a candidate for director at the annual meeting;
(2) if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (or any successor rule) in support of the election of any individual as a director at the applicable annual meeting of stockholders other than a nominee of the Board and other than as permitted by this Section 2.6(d);
(3) the Nominating Person or the designated Eligible Holder that is authorized to act on behalf of the Nominating Person, as applicable, or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Section 2.6(d) or the Nominating Person withdraws its nomination;
(4) the Board determines that such Proxy Access Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with the Corporation’s Bylaws or Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;
(5) the Proxy Access Nominee was nominated for election to the Board pursuant to this Section 2.6(d) at one (1) of the Corporation’s two (2) preceding annual meetings of stockholders and either (a) withdrew or became ineligible or (b) received a vote of less than twenty percent (20%) of the shares of stock entitled to vote for such Proxy Access Nominee;

(6) the Proxy Access Nominee is an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended (or any successor provision); or
(7) the Corporation is notified, or the Board determines, that a Nominating Person has failed to continue to satisfy the eligibility requirements described in Section 2.6(d)(iii), any of the representations and warranties made in the Nomination Notice cease to be true and accurate in all material respects (or omit a material fact necessary to make the statement not misleading), the Proxy Access Nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Person or the Proxy Access Nominee under this Section 2.6(d).
(B) Notwithstanding anything to the contrary contained in this Section 2.6(d), the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Proxy Access Nominee included in the Nomination Notice, if the Board determines that:
(1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;
(2) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person; or
(3) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.
(C) The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Proxy Access Nominee.
SECTION 2.7 SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver, as part of the stockholder’s notice required pursuant to Section 2.6 of these Bylaws and in accordance with the time periods prescribed therein for delivery of such notice, to the Secretary at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made in the form required by the Corporation (which form such person shall request in writing from the Secretary and which the Secretary shall provide within ten (10) days after receiving such written request), and (ii) a written representation and agreement in the form required by the Corporation (which form such person shall request in writing from the Secretary and which the Secretary shall provide within ten (10) days after receiving such written request) that such person:
(a) will comply with the Corporation’s processes for evaluating any person being considered for nomination to the Board, including an agreement to meet with the nominating and corporate governance committee (or equivalent body), if requested, to discuss matters relating to the nomination of such person, including the information provided by such person to the Corporation in connection with his or her nomination and eligibility to serve as a member of the Board;
(b) consents to the running of a background check in accordance with the Corporation’s policy for prospective directors and will provide any information requested by the Corporation that is necessary to run such background check;
(c) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;
(d) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee with respect to the Corporation that has not been disclosed to the Corporation;
(e) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time;
(f) consents to being named in the Corporation’s proxy statement, associated proxy card and other proxy materials as a nominee and to serving as a director of the Corporation if elected, and consents to the public disclosure of information regarding or relating to such person provided to the Corporation by such person or otherwise pursuant to these Bylaws;
(g) intends to serve the full term if elected as a director of the Corporation;
(h) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and
(i) will abide by the requirements of Section 3.3 of these Bylaws.
SECTION 2.8 QUORUM AND ADJOURNMENT. Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment or postponement thereof. In the absence of a quorum at any meeting or any adjournment or postponement thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn or postpone such meeting from time to time. The Chair of the Board, or if the Chair of the Board is not present, the chair of the meeting, may adjourn the meeting from time to time, whether or not there is a quorum and for any reason. At any such adjourned or postponed meeting at which a quorum is present any business may be transacted that might have been transacted at the meeting as originally called.
SECTION 2.9 VOTING.
(a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation that has voting rights on the matter in question and that has been held by them and registered in their name on the books of the Corporation (i) on the date fixed pursuant to Section 6.5 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting or (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.
(b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation they shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or their proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the DGCL.
(c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by their proxy appointed by an instrument in writing, subscribed by such stockholder or by their attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless they shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided by the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority of the shares present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meetings of the stockholders on any question need not be by ballot, unless so directed by the chair of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by their proxy, if there be such proxy, and it shall state the number of shares voted.
SECTION 2.10 LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal executive offices of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders. Such list shall presumptively determine the identity of the stockholders entitled to notice of and to vote at the meeting and the number of shares held by each of them.
SECTION 2.11 INSPECTORS OF ELECTIONS. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chair of such meeting may appoint an inspector or inspectors of elections to act with respect to such vote. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of their ability. Such inspectors shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv)

determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. Reports of inspectors shall be in writing and subscribed and delivered by them to the Secretary. The inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which they shall have a material interest.
SECTION 2.12 ACTION WITHOUT A MEETING NOT PERMITTED. No action shall be taken by the stockholders except at an annual or special meeting of stockholders. The power of the stockholders to consent in writing without a meeting to the taking of any action is specifically denied.
SECTION 2.13 CONDUCT OF MEETINGS OF STOCKHOLDERS. Subject to the following, meetings of stockholders generally shall follow accepted rules of parliamentary procedure:
(a) The Chair of the Board shall preside at all meetings of the stockholders. The Board may designate any director or officer of the Corporation to act as chair of any meeting of the stockholders in the absence of the Chair of the Board, and only the Board may further provide for determining who shall act as chair of any meeting of the stockholders in the absence of the Chair of the Board and such designee. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chair of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chair. If the chair, in his or her absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of stockholders or part thereof, the chair shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.
(b) If disorder should arise that prevents continuation of the legitimate business of the meeting, the chair of the meeting may quit the chair and announce the adjournment or postponement of the meeting; and, upon their so doing, the meeting shall be immediately adjourned or postponed.
(c) The chair of the meeting may ask or require that anyone that is not a bona fide stockholder or proxy leave the meeting and has the authority to prescribe rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include establishing (a) limitations on the time allotted for questions or comments; (b) restrictions on entry to such meeting after the time prescribed for the commencement thereof; (c) procedures to remove individuals who refuse to comply with the meeting rules; (d) restrictions on the use of audio/video recording devices and cell phones at the meeting; (e) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (f) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (g) any rules, regulations or procedures as the chair may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication.
(d) A resolution or motion shall be considered for vote only if proposed by a stockholder or duly authorized proxy and seconded by an individual who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.
ARTICLE III
BOARD OF DIRECTORS
SECTION 3.1 GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by the Board.
SECTION 3.2 NUMBER AND TERM OF OFFICE; ELIGIBILITY. The authorized number of directors shall be not less than three (3) nor more than twenty-one (21), with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of the majority of the entire Board. Each of the directors of the Corporation shall hold office until their successor shall have been duly elected and shall qualify or until their earlier death, resignation, disqualification or removal. No person shall be eligible for election or appointment as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board or any committee thereof, made himself or herself available to be interviewed by the Board (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the Corporation.
SECTION 3.3 ELECTION OF DIRECTORS. At all meetings of stockholders for the election of directors at which a quorum is present, each director then standing for election shall be elected by the vote of the majority of the votes cast, subject to the following provisions:
(a) Resignation of Incumbent Director Who Fails to Receive a Majority Vote: In any non-contested election of directors, any director nominee who is an incumbent director who receives a greater number of votes “withheld” from his or her election (or “against” or “no” votes) than votes “for” such election shall immediately tender his or her resignation to the Board, which resignation shall be irrevocable. Thereafter, the Board shall decide, through a process managed by the nominating and corporate governance committee (or equivalent body) (and excluding the nominee in question from all Board and committee deliberations), whether to accept such resignation.
(b) Consequences of the Board’s Acceptance or Non-Acceptance of a Director’s Resignation: If such incumbent director’s resignation is accepted by the Board, then such director shall immediately cease to be a member of the Board upon the date of action taken by the Board to accept such resignation. If such incumbent director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting, or until his or her earlier death, resignation, disqualification or removal.
(c) Failure of a Non-Incumbent Director to Win Election: If any nominee for director who is not an incumbent fails in a non-contested election to receive a majority vote for his or her election at any meeting for the purpose of the election of directors at which a quorum is present, such candidate shall not be elected and shall not take office.
(d) Filling Vacancies: If an incumbent director’s resignation is accepted by the Board pursuant to this Section 3.3, or if a non-incumbent nominee for director is not elected, the Board, may fill any resulting vacancy pursuant to the provisions of Section 3.5 of these Bylaws or may decrease the size of the Board pursuant to Section 3.2 of these Bylaws. If, for any cause, the entire Board shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.
(e) Nominees to Agree in Writing to Abide by this Bylaw: To be eligible for election as a director of the Corporation, each nominee (including incumbent directors and nominees proposed by stockholders in accordance with Section 2.6 of these Bylaws) must agree in writing in advance to comply with the requirements of this Section 3.3.
(f) Vote Standard in Contested Elections: Notwithstanding anything to the contrary contained in this Section 3.3, in the event of a contested election, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 3.3, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary (i) as of the close of the applicable notice of nomination period set forth in Section 2.6 of these Bylaws based on whether one or more notice(s) of nomination were timely filed in accordance with such Section or (ii) if later, reasonably promptly following the determination by any court or other tribunal of competent jurisdiction that one (1) or more notice(s) of nomination were timely filed in accordance with Section 2.6 of these Bylaws; provided that the determination that an election is a contested election by the Secretary pursuant to clause (i) or (ii) shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn (or are declared invalid or untimely by any court or other tribunal of competent jurisdiction) such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but, in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.
SECTION 3.4 RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary. Subject to Section 3.3 of these Bylaws, any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 3.5 VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, removal, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until the annual meeting immediately following such director’s election by the Board, unless the appointment occurred less than thirty (30) days prior to such meeting, in which case such director shall stand for election at the following year’s annual meeting, and, in either case, if elected by the stockholders, such director shall hold office for the remainder of the term of the class of directors in which the new directorship was created or the vacancy occurred and until their successor shall have been elected and shall qualify or until their earlier death, resignation, disqualification or removal.
SECTION 3.6 PLACE OF MEETING. The Board may hold any of its meetings (a) at such place or places within or without the State of Delaware and/or (b) by means of remote communication, in each case, as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.
SECTION 3.7 FIRST MEETING. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

SECTION 3.8 REGULAR MEETINGS. Regular meetings of the Board may be held at such times as the Board may from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place, if any, where the meeting is to be held, then the meeting shall be held at the same time and place, if any, or by means of remote communication on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.
SECTION 3.9 SPECIAL MEETINGS. Special meetings of the Board may be called by the Chair of the Board, the Vice Chair of the Board, if any, or the President and Chief Executive Officer and shall be called by the President and Chief Executive Officer or Secretary on the written request of two (2) directors. Notice of all special meetings of the Board shall be given to each director at the address, facsimile number or electronic mail address provided by the director to the Secretary, or in the absence of such information, at the last known address, facsimile number or electronic mail address of the director, as follows:
(a) By first-class mail, postage prepaid, deposited in the United States mail in the city where the principal office of the Corporation is located at least five (5) days before the date of such meeting; or
(b) By personal delivery at least twelve (12) hours prior to the time of holding such meeting; or
(c) By facsimile directed to the director’s facsimile number at least twelve (12) hours prior to the time of holding such meeting; or
(d) By electronic mail directed to the director’s electronic mail address at least twelve (12) hours prior to the time of holding such meeting.
It shall not be necessary that the same method of giving notice be employed in respect of all directors.
Such notice may be waived by any director and any meeting shall be a legal meeting without notice having been given if all the directors shall be present thereat or if those not present shall, either before or after the meeting, sign a written waiver of notice of, or a consent to, such meeting or shall after the meeting sign the approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.
SECTION 3.10 QUORUM AND MANNER OF ACTING. Except as otherwise provided in the Certificate of Incorporation or these Bylaws or by law, the presence of a majority of the total number of directors then in office shall be required to constitute a quorum for the transaction of business at any meeting of the Board. Except as otherwise provided in the Certificate of Incorporation or these Bylaws or by law, all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn or postpone the same from time to time until a quorum shall be present. Notice of any adjourned or postponed meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.
SECTION 3.11 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.
SECTION 3.12 MANIFESTATION OF DISSENT. A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless their dissent shall be entered in the minutes of the meeting or unless they shall file their written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
SECTION 3.13 COMPENSATION. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by them on account of their attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.
SECTION 3.14 EXECUTIVE COMMITTEE. There may be an Executive Committee of three (3) or more directors appointed by the Board, who may meet at stated times, or on notice to all members of such Committee by any of their own number, during the intervals between the meetings of the Board; they shall advise and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board from time to time. To the full extent permitted by law, the Board may delegate to such Committee authority to exercise all the powers of the Board while the Board is not in session. Vacancies in the members of the Committee shall be filled by the Board at a regular meeting or at a special meeting for that purpose. The Executive Committee shall keep written minutes of its meeting and report the same to the Board when required. The provisions of Sections 3.8, 3.9 and 3.11 of these Bylaws shall apply, mutatis mutandis, to any Executive Committee of the Board.
SECTION 3.15 EMERGENCY MANAGEMENT COMMITTEE. The Board, by resolution, may provide for an Emergency Management Committee and appoint members or designate the manner in which membership of the Committee shall be determined. The emergency powers granted hereunder shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL (or any successor provision) (an “emergency condition”). Said Committee shall have and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation. It shall act only during such emergency condition and so long as the number of directors able to act shall have been reduced to fewer than five (5), and until a Board has been elected by the stockholders. Such Committee shall meet as promptly as possible after the commencement of such an emergency condition as would activate the Committee and at such subsequent time or times as it may designate until a Board has been duly elected. Such Committee shall as the first order of business elect an Emergency Executive Committee from among its members and a chair thereof, who shall be the Chief Executive Officer of the Corporation. Such Executive Committee shall function in the same manner and possess the same powers as the Executive Committee of the Board, as provided in Article III of these Bylaws, and shall have as many members as shall be provided by resolution of the Board. Such Committees shall make their own rules of procedure except to the extent otherwise provided by resolution of the Board. A majority of the members of the Committees able to act shall constitute a quorum. The physical presence of a member shall not be required if their vote on an action to be taken can be obtained by available means of communication. Any vacancy occurring in said Committees caused by resignation, death, disqualification, removal or other incapacity may be filled by a majority of the remaining members of the Emergency Management Committee and any member so chosen shall serve until a Board has been duly elected.
SECTION 3.16 OTHER COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one (1) or more other committees, each such committee to consist of one (1) or more of the directors of the Corporation. To the full extent permitted by law, any such committee shall have and may exercise such powers and authority as the Board may designate in such resolution. Vacancies in the membership of a committee shall be filled by the Board at a regular meeting or a special meeting for that purpose. Any such committee shall keep written minutes of its meetings and report the same to the Board when required. The provisions of Sections 3.8, 3.9, 3.10, 3.11 and 3.12 of these Bylaws shall apply, mutatis mutandis, to any such committee of the Board.

ARTICLE IV
OFFICERS
SECTION 4.1 NUMBER. The officers of the Corporation shall be a Chair of the Board, a President, one (1) or more Vice Presidents (including Executive Vice Presidents, Group Vice Presidents and Senior Vice Presidents), a Secretary and a Treasurer. The Chief Executive Officer of the Corporation shall be such officer as the Board shall from time to time designate. The Board may also elect a Vice Chair of the Board and one (1) or more Assistant Secretaries and Assistant Treasurers. A person may hold more than one (1) office provided that the duties thereof can be consistently performed by the same person.
SECTION 4.2 OTHER OFFICERS. The Board may appoint such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
SECTION 4.3 ELECTION. Each of the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.2 or Section 4.5 of these Bylaws, shall be chosen annually by the Board and shall hold office until their successor shall be elected and qualified, or their earlier death, resignation, disqualification or removal.
SECTION 4.4 SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board.
SECTION 4.5 REMOVAL; VACANCIES. Subject to the express provisions of a contract authorized by the Board, any officer may be removed, either with or without cause, at any time by the Board or by any officer upon whom such power of removal may be conferred by the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board.
SECTION 4.6 THE CHAIR OF THE BOARD. The Chair of the Board shall preside at all meetings of the stockholders and directors and shall have such other powers and duties as may be prescribed by the Board or by applicable law. The Chair of the Board shall be an ex-officio member of standing committees, if so provided in the resolutions of the Board appointing the members of such committees.
SECTION 4.7 THE VICE CHAIR OF THE BOARD. In the absence of the Chair of the Board the Vice Chair of the Board, if there be such an officer, shall have all the powers and shall exercise all the duties of the Chair of the Board.
SECTION 4.8 THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. Unless otherwise determined by the Board, the President shall be the Chief Executive Officer of the Corporation and subject to the direction and control of the Board and the Chair, the

President and Chief Executive Officer shall have general supervision, control and management of the affairs and business of the Corporation, and general charge and supervision of all officers, agents and employees of the Corporation; shall ensure that all orders and resolutions of the Board are carried into effect; shall, in the absence of the Chair of the Board and Vice Chair of the Board, if any, preside at all meetings of the stockholders and the Board; and in general shall exercise all powers and perform all duties incident to the office of the President and Chief Executive Officer and such other powers and duties as may from time to time be assigned by the Board or as may be prescribed by these Bylaws. The President and Chief Executive Officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.
SECTION 4.9 THE EXECUTIVE VICE PRESIDENTS. In the absence of the President and Chief Executive Officer or in the event of the inability or refusal of the President and Chief Executive Officer to act, the Executive Vice Presidents, if any (in the order of their rank, as specified by the Board, or in the absence of such specification then in the order of their elections) shall perform all duties of the President and Chief Executive Officer and when so acting shall have all of the powers of and be subject to all the restrictions upon, the President and Chief Executive Officer. The Executive Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the President and Chief Executive Officer, the Board or these Bylaws.
SECTION 4.10 THE VICE PRESIDENTS. In the absence of the Executive Vice Presidents or in the event of the inability or refusal of the Executive Vice Presidents to act, the Group Vice Presidents and Senior Vice Presidents, if any, or, if none, the Vice Presidents (in the order of their rank, as specified by the Board, or in the absence of such specification, then in the order of their election) shall perform the duties of the President and Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President and Chief Executive Officer. The Group Vice Presidents, Senior Vice Presidents and Vice Presidents shall have such other powers and perform such other duties as may from time to time be prescribed for them by the President and Chief Executive Officer, the Board or these Bylaws.
SECTION 4.11 THE SECRETARY AND ASSISTANT SECRETARY. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing and special committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President and Chief Executive Officer, under whose supervision the Secretary shall act. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to an instrument requiring it and, when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing of his or her signature.
The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
SECTION 4.12 THE TREASURER. The Treasurer shall be the chief financial officer of the Corporation and may be referred to by that title, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.
The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the President and Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.
If required by the Board, the Treasurer shall give the Corporation a bond in such sum and with such surety as shall be satisfactory to the Board for the faithful performance of the duties of Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under his or her control belonging to the Corporation.
SECTION 4.13 THE ASSISTANT TREASURER. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE V
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
SECTION 5.1 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness payable by the Corporation shall be signed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person or persons shall give such bond, if any, as the Board may require.
SECTION 5.2 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President and Chief Executive Officer, any Executive, Group, Senior or other Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.
SECTION 5.3 GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.
ARTICLE VI
SHARES AND THEIR TRANSFER
SECTION 6.1 CERTIFICATES FOR STOCK. Shares of the Corporation’s stock may be certificated or uncertificated; provided, however, that every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by them. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by any two (2) authorized officers of the Corporation. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the Corporation’s stock whether or not represented by such certificates, the number and class of shares owned thereby, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Upon a holder’s request, the Corporation shall provide evidence of any equivalent uncertificated shares. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificated or uncertificated share or shares shall be issued in exchange for any existing certificate until such existing certificate shall have been cancelled, except in cases provided for in Section 6.4 of these Bylaws.
SECTION 6.2 TRANSFERS OF STOCK. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purpose as regards the Corporation. Transfers of shares of stock of the Corporation shall be registered on the books of the Corporation or a transfer agent appointed as provided in Section 6.3 of these Bylaws, and may only be made upon instruction of the registered holder thereof, or of their attorney thereunto authorized by power of attorney duly executed, and the payment of all taxes thereon. Upon surrender of a certificate of shares to the Corporation or its transfer agent, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require, the Corporation shall cancel the old certificate and issue new equivalent certificated or uncertificated shares to the person entitled thereto, and record the transaction upon its books. Upon receipt of proper transfer instructions from the holder of uncertificated shares, and of payment of transfer taxes as the Corporation or its agents may require, the Corporation shall cancel such uncertificated shares and issue new equivalent certificated or uncertificated shares to the person entitled thereto, and record the transaction upon its books. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for registration of transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 6.3 REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one (1) or more transfer clerks or one (1) or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.
SECTION 6.4 LOST, STOLEN, DESTROYED, AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction or mutilation of any certificate of stock, the Corporation may issue new equivalent certificated or uncertificated shares in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct; provided, however, that such new shares may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.
SECTION 6.5 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than twenty (20) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of such meeting; provided, however, that the Board may fix a new record date for the adjourned or postponed meeting.
ARTICLE VII
INDEMNIFICATION
SECTION 7.1 ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that they are or were a director, officer or employee of the Corporation, or are or were serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, that they had reasonable cause to believe that their conduct was unlawful.
SECTION 7.2 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that they are or were a director, officer or employee of the Corporation, or are or were serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
SECTION 7.3 DETERMINATION OF RIGHT OF INDEMNIFICATION. To obtain indemnification under Section 7.1 or 7.2 of these Bylaws, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any indemnification under Section 7.1 or 7.2 of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because they have met the applicable standard of conduct set forth in Sections 7.1 and 7.2 of these Bylaws. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

SECTION 7.4 INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or 7.2 of these Bylaws, or in defense of any claim, issue or matter therein, they shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection therewith.
SECTION 7.5 ADVANCE OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees may be so paid upon such terms and conditions, if any, as the Board deems appropriate, provided that advances pursuant to this Section 7.5 shall paid by the Corporation within twenty (20) days after the receipt by the Corporation of a written statement or statements from the claimant requesting such advance or advances from time to time.
SECTION 7.6 OTHER RIGHTS AND REMEDIES. The benefits provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.
SECTION 7.7 INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Corporation would have the power to indemnify them or hold them harmless against such liability under the provisions of this Article.
SECTION 7.8 CONSTITUENT CORPORATIONS. For the purposes of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, and shall also include without limitation Jacobs Engineering Group Inc., a Delaware corporation, so that any person who is or was a director, officer or employee of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as they would if they had served the resulting or surviving corporation in the same capacity.

SECTION 7.9 EMPLOYEE BENEFIT PLANS. For purposes of this Article, references to “other enterprises” shall include employee benefit plans, and references to “serving at the request of the Corporation” shall include any service as a director, officer or employee of the Corporation that imposes a duty on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries.
SECTION 7.10 BROADEST LAWFUL INDEMNIFICATION. In addition to the foregoing, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time (but, in case of any amendment to or change in Delaware law, only to the extent that such amendment or change permits the Corporation to provide broader rights of indemnification than is permitted to the Corporation prior to such amendment or change), indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that they are or were a director or officer of the Corporation, or are or were serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding than is permitted to the Corporation prior to such amendment or change), pay to such person any and all expenses (including attorneys’ fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that they are not entitled to be indemnified by the Corporation as authorized in this Section 7.10, provided that advances pursuant to this Section 7.10 shall paid by the Corporation within twenty (20) days after the receipt by the Corporation of a written statement or statements from the claimant requesting such advance or advances from time to time. The first sentence of this Section 7.10 to the contrary notwithstanding, the Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of the Corporation’s securities within the meaning of Section 16(b) of the Exchange Act (or any successor provision) or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which they were not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which they were not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful; provided, however, that the Corporation shall perform its obligations under the second sentence of this Section 7.10 on behalf of such person until such time as it shall be ultimately determined by a final judgment or other final adjudication that they are not entitled to be indemnified by the Corporation as authorized by the first sentence of this Section 7.10 by virtue of any of the preceding clauses (i), (ii), (iii), (iv) or (v). To obtain indemnification under Section 7.10, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.
SECTION 7.11 INDEMNITY FUND. Upon resolution passed by the Board, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of any or all of its obligations arising under this Article VII and/or any agreements that may be entered into between the Corporation and its officers and directors from time to time.
SECTION 7.12 SEVERABILITY. If any part of this Article VII shall be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director or employee to be unenforceable, ineffective or invalid for any reason (a) the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law, and (b) to the fullest extent possible, the provisions of this Article VII (including each such portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
SECTION 7.13 AMENDMENTS. The foregoing provisions of this Article VII shall be deemed to constitute an agreement between the Corporation and each of the persons entitled to indemnification hereunder, for as long as such provisions remain in effect. Any amendment to the foregoing provisions of this Article VII which limits or otherwise adversely affects the scope of indemnification or rights of any such persons hereunder shall, as to such persons, apply only to claims arising, or causes of action based on actions or events occurring, after such amendment and delivery of notice of such amendment is given to the person or persons so affected. Until notice of such amendment is given to the person or persons whose rights hereunder are adversely affected, such amendment shall have no effect on such rights of such persons hereunder. Any person entitled to indemnification under the foregoing provisions of this Article VII shall as to any act or omission occurring prior to the date of receipt of such notice, be entitled to indemnification to the same extent as had such provisions continued as Bylaws of the Corporation without such amendment.

ARTICLE VIII
MISCELLANEOUS
SECTION 8.1 SEAL. The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.
SECTION 8.2 WAIVER OF NOTICES. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.
SECTION 8.3 FISCAL YEAR. The fiscal year of the Corporation shall end on the Friday closest to September 30 of each year (determined on the basis of the number of business days).
SECTION 8.4 AMENDMENTS. Subject to the provisions of the Certificate of Incorporation, these Bylaws and applicable law, these Bylaws or any of them may be amended or repealed and new Bylaws may be adopted (a) by the Board, by vote of a majority of the number of directors then in office or (b) by the vote of the holders of a majority of the total voting power of all outstanding shares of voting stock of the Corporation in an annual meeting of stockholders or at any special meeting of stockholders, provided that notice of such proposed amendment, repeal or adoption is given in the Corporation’s notice calling such meeting delivered pursuant to and in accordance with these Bylaws.
Subject to the provisions of the DGCL and the Certificate of Incorporation, any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders.
SECTION 8.5 VOTING STOCK. Unless otherwise ordered by the Board, the Chair of the Board, the President and Chief Executive Officer and each Executive, Group, Senior or other Vice President shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at any such meeting shall possess and may exercise any and all rights and powers that are incident to the ownership of such stock and which as the owner thereof the Corporation may have possessed and exercised if present. The Board by resolution from time to time may confer like powers upon any other person or person.
SECTION 8.6 EXCLUSIVE FORUM. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL Law or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).
SECTION 8.7 ELECTRONIC SIGNATURES. Unless otherwise required by law, whenever the Certificate of Incorporation or these Bylaws require or permit a signature, such signature may be a manual, facsimile, conformed or electronic signature.
SECTION 8.8 SEVERABILITY. Subject to the provisions of the Certificate of Incorporation, these Bylaws and applicable law, to the extent any provision of these Bylaws would be, in the absence of this Section 8.8, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

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